Exhibit 23.3

CONSENT OF DR. REX CLAIR BRYAN

The undersigned hereby states as follows:

I, Dr. Rex Clair Bryan, assisted with the preparation of the “NI 43-101 Technical Report, Mt. Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” effective date January 24, 2018, issue date March 2, 2018, for Vista Gold Corp. (the “Company”), portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-218979,  333-172826, and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, 333-191507) of the Summary Material concerning the technical report and the reference to our name as set forth above in the Form 10-K.

Date: March 6, 2018	By: /s/ Dr. Rex Clair Bryan

Name: Dr. Rex Clair Bryan